UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2024

YETI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (512) 394-9384

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2024, YETI Holdings, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Goldman Sachs & Co. LLC (the “Counterparty”) to repurchase $100 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company is funding the share repurchases under the ASR Agreement with existing cash on hand.

Under the terms of the ASR Agreement, the Company will make a payment of $100 million to the Counterparty on February 29, 2024, and expects to receive on the same day initial delivery of approximately 2 million shares of Common Stock. The final number of shares to be repurchased by the Company under the ASR Agreement will be based on the volume-weighted average stock price of the Common Stock during the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, the Counterparty may be required to deliver additional shares of Common Stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Common Stock or to make a cash payment, at its election, to the Counterparty. The final settlement under the ASR Agreement is scheduled to occur in the second quarter of 2024, subject to earlier termination under certain limited circumstances, as set forth in the ASR Agreement.

The ASR Agreement contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company.

From time to time, the Counterparty or its affiliates may have engaged and may engage in the future, in investment or commercial banking transactions with the Company for which such Counterparty has received, or may receive, customary compensation, fees and expense reimbursement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: February 28, 2024	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Senior Vice President,
Chief Legal Officer and Secretary